EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus of Sirco International Corp. for the registration of 800,000 shares of its common stock, of our report dated February 12, 1999, (except for the last paragraph of Note 2 as to which the date is February 25, 1999), with respect to the consolidated financial statements and schedule of Sirco International Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 30, 1998 filed with the Securities and Exchange Commission.


                                               /s/ Nussbaum Yates & Wolpow, P.C.
                                               ---------------------------------
                                               NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
March 15, 1999